                                                                    Exhibit 10.4


                         SHAREHOLDER SERVICES CONTRACT


     THIS SHAREHOLDER SERVICES CONTRACT ("Services Contract"), executed as of April 4, 1997, by and among ARCH MINERAL CORPORATION, a Delaware corporation, with a mailing address of Suite 300, CityPlace One, St. Louis, Missouri 63141 ("Arch Mineral"), ASHLAND COAL, INC., a Delaware corporation, with a mailing address of P.O. Box 6300, Huntington, West Virginia 25771 ("Ashland Coal"), CARBOEX INTERNATIONAL, LTD., a Bahamian corporation, with a mailing address of Bolan House, P. O. Box N-3010, Nassau, Bahamas ("Carboex") and ASHLAND INC., a Kentucky corporation, with a mailing address of P.O. Box 391, Ashland, Kentucky 41114 ("Ashland"), recites and provides as follows:

                                  WITNESSETH:

     WHEREAS, Ashland Coal, Ashland and Carboex are parties to that certain Shareholders Services Contract dated October 13, 1981, originally among Ashland Coal, Ashland and Saarberg Coal International GmbH ("SCI"), as amended by letter agreement dated August 8, 1988 to add Carboex as a party effective February 7, 1982, and by letter agreement dated March 9, 1995, to remove Saarbergwerke AG, legal successor to SCI, as a party to the Contract, a copy of which Shareholders Services Contract, as amended, is attached as Exhibit A (the "ACI Shareholders Services Contract"); and

     WHEREAS, Ashland Coal is party to that certain Agreement and Plan of Merger (the "Merger Agreement") dated as of April 4, 1997,
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among Arch Mineral, Ashland Coal, and AMC Merger Corporation providing for a business combination of Ashland Coal and Arch Mineral and the conversion of Ashland Coal's outstanding capital stock into shares of Arch Mineral common stock as of the Effective Time (as that term is defined in the Merger Agreement) and the changing of the name of Arch Mineral to Arch Coal, Inc. ("Arch Coal"); and

     WHEREAS, in light of the transactions contemplated in the Merger Agreement, Ashland, Carboex and ACI wish to terminate the ACI Shareholders Services Contract and ACI and Ashland are entering into this Services Contract solely for that purpose; and

     WHEREAS, the Carboex may, from time to time, request Arch Mineral to provide to it services not normally rendered to it as a shareholder; and

     WHEREAS, Arch Mineral and Carboex desire to evidence the terms and conditions under which such services will be provided; and

     WHEREAS, for convenience of reference Arch Mineral is referred to herein as Arch Coal;

     NOW THEREFORE, for and in consideration of the foregoing and the mutual benefit to be derived therefrom and the mutual covenants and agreements herein contained, Arch Coal, Ashland Coal, Ashland and Carboex mutually agree as follows:

     1. From time to time the Carboex may desire Arch Coal to render services to it in connection with its respective coal business other than with Arch Coal and other than those services Arch Coal is required to perform for Carboex as a shareholder, it

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being intended that nothing contained herein shall in any way affect those services or obligations owed by Arch Coal to Carboex as a shareholder. There shall also be excluded from this Services Contract testing services provided by Hobet Mining, Inc. in the ordinary and regular course of its business to Carboex. Whenever services are desired, a representative of Carboex desiring such services (the "Shareholder Representative") shall contact the President, any Senior Vice President, or any Vice President of Arch Coal (the "Arch Coal Representative") describing the nature of the services desired and when such services are desired to be performed. The Arch Coal Representative shall advise Carboex whether or not Arch Coal can perform such services and if they can be timely performed. If the Shareholder Representative and the Arch Coal Representative agree on the nature of the services to be performed and when they shall be performed, Arch Coal shall provide such services upon an "if, as, and when available" basis as determined solely by Arch Coal, but otherwise as provided for in this Services Contract. It is understood that Arch Coal is only agreeing to perform services for Carboex as herein provided and Arch Coal will not be required or authorized to make any managerial decisions on behalf of Carboex and shall have no responsibility for the ultimate use made by Carboex of the services rendered by Arch Coal. The Shareholder Representative will be designated by Carboex promptly after execution of this Services Contract.

     2. Services provided by Arch Coal to Carboex will, to the extent possible, be provided through the same or similarly

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qualified personnel using the same or similar equipment and facilities which
Arch Coal uses for its own services of a similar nature. Arch Coal will give due consideration to the recommendations of Carboex regarding the selection of personnel, equipment and facilities; provided, however, the selection of personnel, equipment and facilities shall always be within the sole discretion of Arch Coal. The services shall at all times be performed expeditiously to the best of Arch Coal's ability.

     3. For the services provided by Arch Coal to Carboex hereunder, Carboex agrees to pay Arch Coal for services rendered to it an amount of money calculated by multiplying the number of hours spent by each exempt employee performing such services by the Hourly Rate ("Hourly Rate") for such employee for the category set forth on Exhibit B attached hereto and made a part hereof to which such employee belongs. The Hourly Rate has been determined by (i) taking the average of the salaries of those exempt employees for each category (the "Category Salary") who it is believed will be providing such services and dividing the Category Salary by 1,852 (which approximates each exempt employee's available man hours per year), and adding to the result determined pursuant to
(i) above, (a) 35% of such result to cover fringe benefits and payroll taxes, and (b) 42% of such result to cover administrative and overhead expenses. In addition, Carboex shall reimburse Arch Coal for actual direct expenses (except any such expenses included in the Hourly Rate) incurred by Arch Coal in connection with providing services to Carboex. Time spent traveling in connection with

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providing such services shall be included as part of the time spent performing such services. As used in this Services Contract, "exempt employee" means an employee of Arch Coal within the meaning of 29 CFR Section 541 et seq. The
                                                               -- ---
"Executive Officers" category set forth on Exhibit A shall include the President and any Senior Vice President of Arch Coal, and the Presidents of Arch Coal's operating subsidiaries. If an employee who provides services is a member of more than one category set forth on Exhibit B, the highest rate shall apply.

     4. On January 1 and July 1 ("Revisions Dates") of each year Arch Coal will recalculate the Category Salary for each category set forth on Exhibit B using the salaries then in effect for the exempt employees in each category and the new Category Salary so calculated shall be used to redetermine the Hourly Rate which redetermined Hourly Rate shall be effective until the next Revision Date. Promptly after each recalculation, Arch Coal shall provide Carboex with the redetermined Hourly Rate for each category set forth on Exhibit B.

     5. This Services Contract shall become effective as of the Effective Time as that term is defined in the Merger Agreement and shall continue in full force and effect until the earlier of (1) the date thirty (30) days after a party's receipt of written notice electing to terminate this Services Contract (or such later date specified in such notice), or (2) the date Carboex and its affiliates no longer beneficially own at least 63% of the shares of

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Arch Coal's capital stock that Carboex obtained at the Effective Time in the conversion under the Merger Agreement.

     6. Arch Coal's employees engaged in providing services under this Services Contract shall maintain a record of the time spent on-such services, accurate to the hour, describing in reasonable detail the services performed. The Arch Coal Representative or the Controller of Arch Coal shall collect such records and Arch Coal's Accounting Department shall submit them to Carboex on or before the tenth (10) day of each calendar month for services performed during the preceding calendar month together with a statement for such services determined by using the Hourly Rate and evidence of any direct expenses incurred in connection with providing such services. The first statement will cover a charge for services rendered from the effective date of this Services Contract through the end of the calendar month in which it is executed. Carboex agrees to pay for such services in full within twenty (20) days after receipt of each statement. The parties agree to use every reasonable effort to have all requests made by the Shareholder Representative to the Arch Coal Representative; however, if any request for services is made by someone other than the Shareholder Representative, or to someone other than the Arch Coal Representative, and Arch Coal performs such services, Arch Coal shall be paid for such services as herein provided.

     7. In connection with any use by Carboex of Arch Coal's aircraft, Carboex shall pay Arch Coal at Arch Coal's prevailing rate in effect from time to time. Arch Coal, if requested by

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Carboex, shall advise Carboex of the rate prior to use by Carboex of the aircraft.

     8. Arch Coal agrees to keep confidential any proprietary information furnished to Arch Coal by Carboex in connection with providing the services requested by Carboex except to the extent that such information (i) has already been disclosed by Carboex or others, (ii) is already public information, or
(iii) in the reasonable opinion of Arch Coal is required to be disclosed by a court of competent jurisdiction or by governmental reporting requirements. Any information furnished by Carboex to Arch Coal shall remain the property of Carboex, and any reports, maps or information generated by Arch Coal for Carboex shall become the property of Carboex.

     9. Anything herein contained to the contrary notwithstanding, it is understood that Arch Coal has agreed to perform services to Carboex as a convenience, and in this regard, it is understood that the performance of all services shall be at the sole risk of Carboex and Arch Coal shall not be liable to Carboex for any cost, damage, expense or loss incurred by Carboex, including, without limitation, any special, indirect or consequential damages arising from, or alleged to have arisen from, the failure based on imputed knowledge of Arch Coal supervisory personnel to perform or the misperformance of Arch Coal, unless such failure based on imputed knowledge or misperformance results directly from the gross negligence of Arch Coal.

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     10. In the event that any party hereto is rendered unable, wholly or in part, by force majeure to carry out or fulfill its obligations under this Services Contract, it is agreed that the party claiming force majeure shall give notice and reasonably full particulars of the force majeure cause or causes by telephone or telegraph (and promptly confirmed by letter) to the other party as soon as possible after the occurrence of the force majeure cause or causes and thereupon the obligations of both parties insofar as and to the extent they are affected by such force majeure, shall be suspended during the continuation of the force majeure, but for no longer; provided, however, that such force majeure
                                      --------  -------
cause or causes shall, insofar as possible, be remedied with all reasonable dispatch, but nothing contained herein shall be construed as requiring a party to settle any labor dispute by acceding to any opposing demands when such course is inadvisable in the discretion of the party having the difficulty. The term "force majeure" as used herein shall mean acts of God, strikes, concerted acts of workmen, acts or omissions of subcontractors or independent contractors, lockouts or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, arrests or restraints, requisitions and priorities of the government, either federal, state, civil or military, civil disturbances, explosions, future rules, regulations, orders, laws, or proclamations of governmental authorities acting under claim or color of authority, disruption or breakdown in transportation

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facilities, and any other cause or causes, whether or not of the type or kind specifically enumerated, which are not reasonably within the control of the party claiming force majeure. Furthermore, the parties agree to render assistance to each other, to the fullest extent possible, to eliminate the condition of force majeure.

     11. The parties hereto shall not assign this Services Contract in whole or in part, or assign in whole or in part any of their respective rights hereunder, or delegate all or any part of their respective obligations or duties hereunder, in every case without the prior written consent of the other party; provided,
                                                                    --------
however, that such consent shall not be required for assignment or delegation in
-------
connection with a sale of all or substantially all of the assets of the assigning or delegating party.

     12. All notices required pursuant to this Services Contract shall be in writing and shall be sufficient in all respects if delivered in person or sent by first class airmail, or by telex or telecopy confirmed by such mail to:

                                Arch Mineral Corporation
                                Suite 300
                                CityPlace One
                                St. Louis, Missouri 63141
                                Attention: General Counsel

                                (After the Effective Time, notices shall be directed instead to "Arch Coal, Inc..)

                                Ashland Inc.
                                P.O. Box 391
                                Ashland, Kentucky 41101
                                Attention: General Counsel



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                                Carboex International, Ltd.
                                Calle Manuel Cortina
                                No. 2
                                Madrid 10
                                Spain
                                Attention: Assistant to the Chairman

                                Ashland Coal, Inc.
                                P.O. Box 6300
                                Huntington, West Virginia 25771
                                Attention: President

     13. Arch Coal and Carboex are Equal Opportunity Employers. It is, therefore, understood that this Services Contract is subject to the rules and regulations adopted by the Secretary of Labor under Executive Order No. 11246, as amended.

     14. No action or failure to act by Carboex or Arch Coal shall constitute a waiver of any right or duty afforded either of them under this Services Contract, nor shall any such action or failure to act constitute an approval of or acquiescence in any breach thereunder, except as may be specifically agreed in writing.

     15. Nothing contained in this Services Contract shall create for, or give to, any third party any claim or right of action against the parties hereto which would not arise but for the existence of this Services Contract.

     16. This Services Contract shall be construed, and the rights of the parties shall be determined in accordance with the laws of the State of West Virginia.

     17. This Services Contract and the attached Exhibit B constitute the complete and final expression of the agreement between Carboex and Arch Coal with respect to the subject matter hereof. This Services Contract supersedes all prior negotiations,

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proposals, and agreements, either oral or written, between the parties and shall govern and control all transactions, rights, duties and remedies between the parties related to this Services Contract. The conduct of the parties hereto arising subsequent to the execution and delivery of this Services Contract shall not modify or vary the interpretation of the Services Contract or any of the provisions, unless and to the extent such conduct affirmatively and clearly indicates that all parties hereto place the same interpretation upon it. All communications between the parties which are about or affect the right, duty or remedy of either party to this Services Contract, and any amendments, alterations or modifications thereof, shall be in writing or shall be confirmed promptly in writing and shall be signed by a duly authorized officer of each of the parties hereto. As to any conflict between the Exhibit B attached hereto or documents incorporated by reference and the main text of this Services Contract, the terms and conditions stated in the main text shall govern in all cases. This Agreement may be executed in several counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute one and the same instrument.

     18. Whenever in this Services Contract "Arch Coal," "Ashland Coal", "Ashland" or "Carboex" is used, such term shall include any entity of which Arch Coal, Ashland Coal, Ashland or Carboex, respectively, own directly or indirectly through other affiliates

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or subsidiaries, more than 50% of the voting shares or equivalent interests;
provided, however, "Ashland" shall not be deemed to include Arch Coal or Ashland Coal.

     19. Ashland Coal, Ashland and Carboex agree that the ACI Shareholders Services Contract is terminated and that all rights and obligations of the parties thereto are extinguished, in each case as of the Effective Time as that term is defined in the Merger Agreement. Notwithstanding the foregoing, any claims and liabilities arising prior to such termination shall survive such termination and the termination of this Services Contract.

     IN WITNESS WHEREOF, Arch Coal, Ashland Coal, Ashland, and Carboex have caused their respective duly authorized officers to sign this Services Contract as of the day and year first above written.


ASHLAND COAL, INC.                      ASHLAND INC.

By: /s/ William C. Payne                By: /s/ Thomas L. Feazell

Its: President                          Its: Senior Vice President,
                                        General Counsel and Secretary



ARCH MINERAL CORPORATION                CARBOEX INTERNATIONAL, LTD.

By: /s/ Steven F. Leer                  By: /s/ Juan A. Ferrando

Its: Pres. & CEO                        Its: Director

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                                                                       EXHIBIT A

                        SHAREHOLDERS SERVICES CONTRACT

Shareholders Services Contract by and between Ashland Coal, Inc., Ashland Oil, Inc. and Saarberg Coal International GMBH, dated October 13, 1981 is incorporated herein by reference (Exhibit 10.41 to Ashland Coal, Inc.'s Registration Statement on Form S-1 (Registration No. 33-22425) filed with the SEC on June 9, 1988, as amended)
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                                   EXHIBIT B

                                      to

                        SHAREHOLDERS SERVICES CONTRACT



               CATEGORY                  HOURLY RATE
               --------                  -----------

          Executive Officers               $
                                            ------

          Other Officers
                                            ------

          Department Heads
                                            ------

          Managers
                                            ------

          All Others
                                            ------